UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

HEARTCORE ENTERPRISES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HEARTCORE ENTERPRISES, INC.

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

July 20, 2022

Dear Stockholders:

HeartCore Enterprises, Inc. is holding a Virtual Annual Meeting (the “Annual Meeting”) on Tuesday, August 16, 2022 at 8:00 a.m., Eastern Time . You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HTCR2022. You will need to provide your 16-digit control number that is on your proxy card. The formal Notice of Annual Meeting is set forth in the enclosed material.

The matters expected to be acted upon at the Annual Meeting are described in the attached Notice of Annual Meeting and Proxy Statement. Holders of record of HeartCore Enterprises, Inc.’s common stock at the close of business on June 17, 2022 are entitled to vote at the Annual Meeting.

It is important that your views be represented. Even if you plan to virtually attend the Annual Meeting, please vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can cast your vote at the virtual Annual Meeting. If you vote by proxy and also participate in the virtual Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

We appreciate your investment and interest in HeartCore Enterprises, Inc. and urge you to cast your vote as soon as possible.

Sincerely,

/s/ Sumitaka Yamamoto
Sumitaka Yamamoto Chairman of the Board, Chief Executive Officer and President

HEARTCORE ENTERPRISES, INC.

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that HeartCore Enterprises, Inc., a Delaware corporation (“HeartCore”), will hold a Virtual 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, August 16, 2022, beginning at 8:00 a.m., Eastern Time , for the following purposes, which are described more fully in the accompanying Proxy Statement:

1.	To elect seven directors nominated by HeartCore’s Board of Directors, based on the recommendation of HeartCore’s independent directors, to serve for a one-year term following approval by the stockholders at the Annual Meeting;

2.	To hold a non-binding advisory vote on executive compensation;

3.	To hold a non-binding advisory vote on the frequency of executive compensation advisory votes;

4.	To ratify the appointment of MaloneBailey, LLP as HeartCore’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

5.	To transact such other business as may properly come before the Annual Meeting and/or any adjournment or postponement thereof.

HeartCore’s Board of Directors has fixed the close of business on June 17, 2022 (the “Record Date”) as the record date for the determination of the stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

/s/ Sumitaka Yamamoto
Chairman of the Board, Chief Executive Officer and President

July 20, 2022

Your vote is very important. Even if you plan to virtually attend the Annual Meeting, we hope that you will read the Proxy Statement and vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card.

1

2

HEARTCORE ENTERPRISES, INC.

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of HeartCore Enterprises, Inc., a Delaware corporation (the “Company,” “HeartCore,” “we,” “our” or “us”), of proxies to be voted at our 2022 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will take place on Tuesday, August 16, 2022, beginning at 8:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/HTCR2022. You will need to provide your 16-digit control number that is on your proxy card to gain access to the Annual Meeting. The Board of Directors of the Company urges you to promptly execute and return your proxy in the enclosed envelope, even if you plan to attend the Annual Meeting. This is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company, in writing, prior to the Annual Meeting. Any stockholder attending the Annual Meeting may revoke his or her proxy and vote personally by notifying the Secretary of the Company at the Annual Meeting.

This Proxy Statement, the Notice of Annual Meeting, and accompanying proxy are being furnished to holders of our common stock, par value $0.0001 per share, at the close of business on June 17, 2022 (the “Record Date”), the record date for the Annual Meeting. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Which items will be voted on at the Annual Meeting?

Stockholders will vote on the following items at the Annual Meeting:

1.	To elect seven directors nominated by HeartCore’s Board of Directors, based on the recommendation of HeartCore’s independent directors, to serve for a one-year term following approval by the stockholders at the Annual Meeting;

2.	To hold a non-binding advisory vote on executive compensation;

3.	To hold a non-binding advisory vote on the frequency of executive compensation advisory votes;

4.	To ratify the appointment of MaloneBailey, LLP (“MaloneBailey”) as HeartCore’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

5.	To transact such other business as may properly come before the Annual Meeting and/or any adjournment or postponement thereof.

How does the Board recommend I vote on each of the proposals presented in this Proxy Statement?

The Board recommends a vote FOR the election of each of the director nominees to be members of the Board; and FOR Proposals 2, 3 and 4.

3

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the Record Date are entitled to receive the Notice of Annual Meeting and to vote their shares of common stock at the Annual Meeting. Holders of our common stock are entitled to one vote for each share of common stock held of record on the Record Date.

How many shares of common stock are outstanding?

As of the Record Date, there were 18,999,276 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting.

What is the difference between holding common stock as a stockholder of record and as a beneficial owner?

If your common stock is registered in your name with our transfer agent, Transhare Corporation (“Transhare”), you are the “stockholder of record” of those shares. The Notice of Annual Meeting, this Proxy Statement and any accompanying materials have been provided directly to you by HeartCore.

If your shares of common stock are held through a broker, bank or other holder of record, you hold your common stock in “street name” and you are considered the “beneficial owner” of those shares of common stock. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your common stock by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Our management believes that Proposal 4 (ratification of the appointment of MaloneBailey as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022) is a “routine” matter for which brokers will have authority to vote your shares of common stock at the Annual Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of common stock at the Annual Meeting in relation to Proposal 4. However, Proposals 1, 2 and 3 are non-routine matters for which brokers do not have authority to vote your shares at the Annual Meeting if you do not provide instructions on how to vote your shares. Therefore, we encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted on all proposals at the Annual Meeting.

How do I vote?

You can vote your shares in one of two ways: either by proxy or in person (virtually) at the Annual Meeting. If you choose to vote by proxy, you may do so via the Internet or by telephone, or by signing and returning the proxy card enclosed therein. Each of these procedures is explained below. Even if you plan to attend (virtually) the Annual Meeting, the Board recommends that you vote by proxy so your shares of common stock will be voted as directed by you if you are unable to attend the virtual Annual Meeting.

Because many stockholders will not attend the virtual Annual Meeting personally, it is necessary that a large number of stockholders be represented by proxy. By following the procedures for voting via the Internet or by telephone, or by signing and returning the enclosed proxy card, your shares can be voted at the virtual Annual Meeting in the manner indicated. If you sign and return your proxy card, but do not specify how you want your shares to be voted, they will be voted, in accordance with the Board’s recommendation on Proposals 1, 2, 3 and 4, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy holders named in your proxy card.

Voting via the Internet

You can vote your shares via the Internet by accessing www.virtualshareholdermeeting.com/HTCR2022 and following the instructions contained on that website. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card.

4

Voting by Telephone

You can vote your shares by telephone by calling the number provided on the voting website (www.virtualshareholdermeeting.com/HTCR2022) and on the proxy card. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the telephone, you do not need to mail a proxy card.

Voting by Mail

You can vote by mail by filling out the enclosed proxy card and returning it per the instructions on the card.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

●	Giving written notice to the Corporate Secretary of the Company;

●	Delivering a valid, later-dated proxy in a timely manner; or

●	Voting at the virtual Annual Meeting.

If you are a beneficial owner of common stock, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares of common stock for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Where can I find the voting results?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) no later than four business days following the Annual Meeting. If the final voting results are unavailable in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, will file an additional Form 8-K with the SEC to disclose the final voting results.

What is a quorum for the Annual Meeting?

The presence of the holders of 9,499,639 shares of common stock, in person (virtually) or by proxy at the Annual Meeting, representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum. If you have returned valid proxy instructions or attend the virtual Annual Meeting, your common stock will be counted for the purpose of determining whether there is a quorum. Proxies that are marked “abstain” and proxies relating to “street name” common stock that are returned to us but marked by brokers as “not voted” will be treated as shares of common stock present for purposes of determining the presence of a quorum on all matters. If there is no quorum, the chairman of the Annual Meeting may adjourn the Annual Meeting to another date. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

5

What are broker non-votes?

Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares of common stock in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (ii) the bank, broker or other nominee lacks discretionary voting power to vote the common stock. A bank, broker or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of the common stock.

On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposals 1, 2 and 3 are non-routine items. If you do not give your broker instructions with regard to this proposal, brokers will not be permitted to vote your shares of common stock at the Annual Meeting in relation to these proposals.

Our management believes that Proposal 4 (ratification of the appointment of MaloneBailey as our independent registered public accounting firm for the fiscal year ending December 31, 2022) is a “routine” matter for which brokers will have authority to vote your shares of common stock at the virtual Annual Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of common stock at the Annual Meeting in relation to Proposal 4. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted at the Annual Meeting.

How many votes are required to approve each of the proposals presented in this Proxy Statement, and how are votes counted?

Proposal 1

With respect to Proposal 1 (election of directors), election of each director requires the affirmative vote of the majority of the votes present in person or represented by proxy at the Annual Meeting. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominees.

Proposals 2 and 4

With respect to Proposal 2 (non-binding advisory vote on executive compensation) and 4 (ratification of auditors), adoption of each of the proposals requires the affirmative vote of the majority of the votes present and entitled to vote at the Annual Meeting (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal). With respect to each of Proposals 2 and 4, you may vote “for,” “against” or “abstain” from voting on each such proposal. Abstentions will have the effect of a vote “against” the respective proposal. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote for Proposals 2 and 4.

Proposal 3

With respect to Proposal 3 (non-binding advisory vote on the frequency of executive compensation advisory votes), the frequency of the advisory vote (every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders. With respect to Proposal 3, you may vote every “one year,” “two years,” or “three years” or “abstain” from voting on Proposal 3. If you “abstain” from voting with respect to Proposal 3, your vote will have no effect on this proposal. Broker non-votes will have no effect on the vote for Proposal 3.

How will my common stock be voted at the Annual Meeting?

At the Annual Meeting, the Board (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares of common stock as you instruct. If you submit a proxy but do not indicate how you would like to vote your common stock, your shares will be voted as the Board recommends, which is as follows:

●	FOR Proposal 1 (election of directors proposal);

●	FOR Proposal 2 (non-binding advisory vote on executive compensation);

●	FOR Proposal 3 (non-binding advisory vote on the frequency of executive compensation advisory votes); and

●	FOR Proposal 4 (ratification of auditors).

6

What happens if stockholders approve one or more proposals but not others?

Approval of any one proposal is not dependent on stockholders approving any other proposal. Therefore, if stockholders approve one proposal, but not others, the approved proposal would still take effect. Note, however, that Proposal 2 (non-binding advisory vote on executive compensation proposal) and Proposal 3 (non-binding advisory vote on the frequency of executive compensation advisory votes) are non-binding advisory votes only and will not overrule any decision by the Board or require the Board to take any action. Also, if Proposal 4 (ratification of auditors) is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

Who will pay for the cost of the Annual Meeting and this proxy solicitation?

We will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of transmitting the proxy materials. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. Our directors and officers will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

Officers, Directors and Director Nominees

Our Board is comprised of seven directors. Our Board has determined in its business judgment that five of our seven directors (Ferdinand Groenewald, Yoshitomo Yamano, Yuki Tan, Takeshi Omoto, and Yuta Katai) are independent directors of the Company within the meaning of the rules of The Nasdaq Capital Market (“Nasdaq”), the Sarbanes-Oxley Act of 2002, as amended, and related SEC rules. Therefore, a majority of the members of the Board of Director consists of independent directors.

Based on the recommendation of our independent directors, the Board recommends a vote FOR Messrs. Yamamoto, Hosaka, Groenewald, Yamano, Tan, Omoto and Katai. If re-elected, Messrs. Yamamoto, Hosaka, Groenewald, Yamano, Tan, Omoto and Katai will serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified, or their earlier death, resignation or removal. If any of these nominees is unavailable for election, an event which the Board does not presently anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby FOR the election of such other nominee or nominees as may be nominated by the Board.

Vote Required

Election of each director requires the affirmative vote of the majority of the votes cast at the Annual Meeting. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominees.

7

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF MESSRS. YAMAMOTO, HOSAKA, GROENEWALD, YAMANO, TAN, OMOTO AND KATAI.

Below is biographical and other information about the nominees for election as director, including information concerning the particular experience, qualifications, attributes and/or skills that led the independent directors and the Board to determine that the nominee should serve as a director, or each director should continue to serve as a director, as the case may be.

Sumitaka Yamamoto. Mr. Yamamoto, age 56, has served as our Chairman of the Board of Directors since August 16, 2021 and served as our Chief Executive Officer and President and been a member of our Board of Directors since May 18, 2021. Mr. Yamamoto is also the founder of HeartCore Co. and has served as the Chief Executive Officer and member of the Board of Directors of HeartCore Co. since June 2009. Mr. Yamamoto is a seasoned information technology software programmer. Mr. Yamamoto graduated with a bachelor’s degree in Spanish from Kansai Gaidai University, Tokyo, Japan. Mr. Yamamoto does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Yamamoto is qualified to serve on our Board of Directors due to his experience in all aspects of our business and his ability to provide an insider’s perspective in board discussions about the business and strategic direction of the Company. We believe that his experience gives him unique insights into our opportunities, challenges and operations.

Kimio Hosaka. Mr. Hosaka, age 53, has served as our Chief Operating Officer and been a member of our Board of Directors since May 18, 2021. Mr. Hosaka has served as the Chief Operating Officer and member of the Board of Managers of HeartCore Co. since August 2015. Mr. Hosaka graduated with a bachelor’s degree in physics from Chuo University, Tokyo, Japan. Mr. Hosaka does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Hosaka is qualified to serve on our Board of Directors due to his experience in business and operations matters.

Ferdinand Groenewald. Mr. Groenewald, age 37, has been an independent member of our Board of Directors since January 24, 2022. Since January 2, 2022, Mr. Groenewald has served as the Chief Accounting Officer of Muscle Maker, Inc., a Nasdaq listed company. From September 2018 to January 2, 2022, Mr. Groenewald served as the Chief Financial Officer of Muscle Maker, Inc. From January 25, 2018 through May 29, 2018, Mr. Groenewald served as the Vice President of Finance, Principal Financial Officer and Principal Accounting Officer of Muscle Maker, Inc., Muscle Maker Development, LLC and Muscle Maker Corp., LLC. In addition, from October 2017 through May 29, 2018, he served as the controller of Muscle Maker, Inc. Mr. Groenewald is a certified public accountant with significant experience in finance and accounting. From July 2018 through August 2018, he served as senior financial reporting accountant of Wrinkle Gardner & Company, a full service tax, accounting and business consulting firm. From February 2017 to October 2017, Mr. Groenewald served as Senior Financial Accounting Consultant at Pharos Advisors, Inc. serving a broad range of industries. From November 2013 to February 2017, he served as a Senior Staff Accountant at Financial Consulting Strategies, LLC where he provided a broad range of accounting, financial reporting, and pre-auditing services to various industries. From August 2015 to December 2015, Mr. Groenewald served as a Financial Reporting Analyst at Valley National Bank. Mr. Groenewald holds a Bachelor of Science in accounting from the University of South Africa. Mr. Groenewald does not hold, and has not previously held, any directorships in any reporting companies.

Yoshitomo Yamano. Mr. Yamano, age 52, has been an independent member of our Board of Directors since May 18, 2021. Mr. Yamano was also an independent member of the Board of Directors of HeartCore Co. from August 2018 through March 2021. Since April 2016, Mr. Yamano has served as the Chief Executive Officer of Yamano Holdings Corporation. Mr. Yamano graduated with a bachelor’s degree in commerce from Meiji University, Tokyo, Japan. Mr. Yamano does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Yamano is qualified to serve on our Board of Directors due to his expertise in business and operations matters.

8

Yuki Tan. Mr. Tan, age 37, has been an independent member of our Board of Directors since September 1, 2021. Since April 2015, Mr. Tan has served as the Chief Executive Officer of Daitan Group, a company known for its Fuji Soba noodles. Mr. Tan graduated from Keio University in Tokyo with a bachelor’s degree in economics. Mr. Tan does not hold, nor has he ever held, a directorship in any of the reporting companies. We believe that Mr. Tan is qualified to serve on our Board of Directors due to his expertise in business and operations matters.

Takeshi Omoto. Mr. Omoto, age 44, has been an independent member of our Board of Directors since September 1, 2021. Since July 2012, Mr. Omoto has served as a partner at Ambitious Tokyo Law Office. Mr. Omoto graduated with a Law Degree from Chuo University, Tokyo, Japan. Mr. Omoto does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Omoto is qualified to serve on our Board of Directors due to his expertise in corporate governance and legal matters.

Yuta Katai. Mr. Katai, age 37, has been an independent member of our Board of Directors since September 1, 2021. Since June 2018, Mr. Katai has served as an accounting advisor at Katai Accounting Firm. From December 2008 through December 2017, he served as auditor at KPMG AZSA, LLC. Mr. Katai graduated with a bachelor’s degree in faculty of commerce from Doshisha University, Kyoto, Japan. Mr. Katai does not hold, and has not previously held, any directorships in any reporting companies. We believe that Mr. Katai is qualified to serve on our Board of Directors due to his expertise in accounting and financial services matters.

There are no family relationships among any of the Company’s directors or executive officers.

Our officers and directors are well qualified as leaders. In their prior positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

Corporate Governance

Controlled Company and Director Independence

The “controlled company” exception to Nasdaq’s rules provide that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of Nasdaq’s corporate governance rules. Sumitaka Yamamoto, the Chairman of Board, Chief Executive Officer and President of the Company, beneficially owns 10,984,539 shares of our common stock, which represent approximately 57.82% of the voting power of our outstanding capital stock. As a result, the Company is a “controlled company” under Nasdaq corporate governance standards. As a controlled company, the Company does not have to comply with certain corporate governance requirements under Nasdaq rules, including the requirements that:

●	a majority of the Company’s Board of Directors to consist of “independent directors” as defined by the applicable Nasdaq rules and regulations;

●	the compensation of the Company’s executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised solely of independent directors; and

●	that director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors.

9

The Company has determined to avail itself of certain of these exemptions. More specifically, the Company does not have a compensation committee or a nominating and corporate governance committee. Therefore, for as long as the Company remains a “controlled company,” the Company will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. If at any time the Company ceases to be a “controlled company” under Nasdaq rules, the Company’s Board of Directors will take all action necessary to comply with the Nasdaq corporate governance rules, including establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Notwithstanding the Company’s status as a controlled company, the Company will remain subject to the corporate governance standards of Nasdaq that require the Company to have an audit committee with at least three independent directors, as well as to be composed entirely of independent directors.

The Company’s Board of Directors has affirmatively determined that five of its seven directors (Messrs. Groenewald, Yamano, Tan, Omoto, and Katai) are independent directors of the Company within the meaning of Nasdaq’s rules. Therefore, a majority of the members of the Board of Director consists of independent directors.

Our Board of Directors and its Committees

Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to our articles of incorporation and our bylaws. Currently, our Board of Directors consists of seven directors.

During the fiscal year ended December 31, 2021, the Board held approximately 10 meetings. Each of our directors attended at least 75% of all the meetings of the Board and those committees on which he or she served during the fiscal year ended December 31, 2021, either in person or telephonically.  The Board of Directors encourages all members to attend stockholder meetings, but has not adopted a formal policy regarding attendance.

Our Board of Directors has established one standing committee—the audit committee—which operates under a charter that has been approved by our Board of Directors. We have appointed persons to the Board of Directors and to the audit committee of the Board as required meeting the corporate governance requirements of the Nasdaq Listing Rules.

Audit Committee

We have established an audit committee, which consists of five independent directors: Messrs. Groenewald, Yamano, Tan, Omoto, and Katai. Mr. Groenewald is the chair of the audit committee. Each of Mr. Groenewald and Mr. Katai qualifies as an “audit committee financial expert” under SEC rules. Our audit committee adopted a written charter, a copy of which is posted on the Corporate Governance section of our website, at www.heartcore.co.jp. The Audit Committee held no formal meetings during the fiscal year ended December 31, 2021.

Our audit committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;
●	review the proposed scope and results of the audit;
●	review and pre-approve audit and non-audit fees and services;
●	review accounting and financial controls with the independent auditors and our financial and accounting staff;
●	review and approve transactions between us and our directors, officers and affiliates;
●	recognize and prevent prohibited non-audit services;
●	establish procedures for complaints received by us regarding accounting matters; and
●	oversee internal audit functions, if any.

10

Compensation Committee

Because we are a “controlled company” within the meaning of the Nasdaq corporate governance standards of, we are not required to, and do not, have a compensation committee. If and when we are no longer a “controlled company”, we will be required to establish a compensation committee. We anticipate that such a compensation committee would consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of Nasdaq. Upon formation of a compensation committee, we would expect to adopt a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq standards.

Nominating and Corporate Governance Committee

Because we are a “controlled company” within the meaning of Nasdaq’s corporate governance standards, we are not required to, and do not, have a nominating and corporate governance committee. If and when we are no longer a “controlled company”, we will be required to establish a nominating and corporate governance committee. We anticipate that such a nominating and corporate governance committee would consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of Nasdaq. Upon formation of a nominating and corporate governance committee, we would expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq standards.

Procedures for Recommending, Nominating and Evaluating Director Candidates

The Board will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at an annual meeting of stockholders or for vacancies of the Board that arise between annual meetings must provide the Board with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our bylaws. A stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our bylaws. Such notice must be in writing to our company not less than 90 days and not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders or as otherwise required by requirements of the Exchange Act. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting. Such documentation and the name of the director candidate should be sent by U.S. mail to:

HeartCore Enterprises, Inc. Board of Directors

c/o HeartCore Enterprises, Inc.

Attention: Corporate Secretary

1-2-33, Higashigotanda, Shinagawa-ku

Tokyo, Japan

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

The Board is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. No outside consultants were used during the fiscal year ended December 31, 2021 to identify or screen potential director candidates.  The Board will reassess the qualifications of a current director, including the director’s attendance and contributions at Board and committee meetings, prior to recommending a director for reelection.

11

Code of Ethics

We have adopted a code of ethics meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002 that applies to all of its directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions) and employees. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of violations; and provide accountability for adherence to the provisions of the code of ethics.

The Code of Ethics and Business Conduct is available on our website at www.heartcore.co.jp.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

Board Leadership Structure and Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer. Sumitaka Yamamoto has served as our Chairman of the Board of Directors since August 16, 2021 and Chief Executive Officer since May 18, 2021. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating the leadership of the Company under Mr. Yamamoto is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our other independent directors on our Board. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, our Board holds executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks, and our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business. The Board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Procedures for Contacting the Board

The Board has established a process for stockholders and other interested parties to send written communications to the Board, the non-management directors, a particular committee or to individual directors, as applicable. Such communications should be sent by U.S. mail addressed to:

HeartCore Enterprises, Inc. Board of Directors

c/o HeartCore Enterprises, Inc.

Attention: Corporate Secretary

1-2-33, Higashigotanda, Shinagawa-ku

Tokyo, Japan

The Board has instructed the Corporate Secretary to promptly forward all communications so received to the full Board, the non-management directors or the individual Board member(s) specifically addressed in the communication. Comments or questions regarding our accounting, internal controls or auditing matters, our compensation and benefit programs, or the nomination of directors and other corporate governance matters will remain with the full Board.

12

Depending on the subject matter, the Company’s Corporate Secretary will:

●	Forward the communication to the director or directors to whom it is addressed;
●	Attempt to handle the inquiry directly, for example, where it is a request for information about our Company or if it is a stock-related matter; or
●	Not forward the communication if it is primarily commercial in nature or if it relates to a topic that is not relevant to the Board or a particular committee or is otherwise improper.

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The following summary compensation table provides information regarding the compensation paid during our fiscal years ended December 31, 2021 and 2020 to certain of our executive officers, who we collectively refer to as our “named executive officers.”

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sumitaka Yamamoto	2021	$387,025	—	—	$—	—	—	$—	$387,025
Chief Executive Officer	2020	$340,984	—	—	$—	—	—	$—	$340,984

Keisuke Kuno	2021	$130,946	—	—	$—	—	—	$—	$130,946
CX DIV. Vice President	2020	$78,025	63,235	—	$—	—	—	$—	$141,260

Employment Agreements

Executive Employment Agreement with Sumitaka Yamamoto

We entered into an Executive Employment Agreement dated as of February 9, 2022 with Sumitaka Yamamoto. Mr. Yamamoto’s agreement provides that he will serve as the Chief Executive Officer of HeartCore Enterprises, Inc. and of our subsidiary, HeartCore Co., Ltd. Mr. Yamamoto’s agreement provides that he will be paid an annual salary of $381,000, and will be issued 45,720 shares of our common stock pursuant to an Award Agreement and the Company’s 2021 Equity Incentive Plan, which is described below. The shares of restricted stock vest in four tranches, with 25% of the awarded shares vesting at the end of each year of the term of the employment agreement, subject to earlier vesting or forfeiture as set forth below. Mr. Yamamoto’s agreement provides that he is eligible to be paid bonuses as may be determined by the Board of Directors of the Company. Mr. Yamamoto’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Executive Employment Agreement with Qizhi Gao

We entered into an Executive Employment Agreement dated as of February 9, 2022 with Qizhi Gao. Mr. Gao’s agreement provides that he will serve as the Chief Financial Officer of HeartCore Enterprises, Inc. and of our subsidiary, HeartCore Co., Ltd. Mr. Gao’s agreement provides that he will be paid an annual salary of $54,012, and will be issued 6,481 shares of our common stock pursuant to an Award Agreement and the Company’s 2021 Equity Incentive Plan, which is described below. The shares of restricted stock vest in four tranches, with 25% of the awarded shares vesting at the end of each year of the term of the employment agreement, subject to earlier vesting or forfeiture as set forth below. Mr. Gao’s agreement provides that he will be paid an annual bonus of $11,655 and will also be eligible to be paid bonuses as may be determined by the Board of Directors of the Company. Mr. Gao’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

13

Executive Employment Agreement with Kimio Hosaka

We entered into an Executive Employment Agreement dated as of February 9, 2022 with Kimio Hosaka. Mr. Hosaka’s agreement provides that he will serve as the Chief Operating Officer of HeartCore Enterprises, Inc. and of our subsidiary, HeartCore Co., Ltd. Mr. Hosaka’s agreement provides that he will be paid an annual salary of $95,459, and will be issued 11,455 shares of our common stock pursuant to an Award Agreement and the Company’s 2021 Equity Incentive Plan, which is described below. The shares of restricted stock vest in four tranches, with 25% of the awarded shares vesting at the end of each year of the term of the employment agreement, subject to earlier vesting or forfeiture as set forth below. Mr. Hosaka’s agreement provides that he is eligible to be paid bonuses as may be determined by the Board of Directors of the Company. Mr. Hosaka’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Executive Employment Agreement with Hidekazu Miyata

We entered into an Executive Employment Agreement dated as of February 9, 2022 with Hidekazu Miyata. Mr. Miyata’s agreement provides that he will serve as the Chief Information Officer of HeartCore Enterprises, Inc. and of our subsidiary, HeartCore Co., Ltd. Mr. Miyata’s agreement provides that he will be paid an annual salary of $75,600, and will be issued 9,072 shares of our common stock pursuant to an Award Agreement and the Company’s 2021 Equity Incentive Plan, which is described below. The shares of restricted stock vest in four tranches, with 25% of the awarded shares vesting at the end of each year of the term of the employment agreement, subject to earlier vesting or forfeiture as set forth below. Mr. Miyata’s agreement provides that he is eligible to be paid bonuses as may be determined by the Board of Directors of the Company. Mr. Miyata’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Executive Employment Agreement with Keisuke Kuno

We entered into an Executive Employment Agreement dated as of February 9, 2022 with Keisuke Kuno. Mr. Kuno’s agreement provides that he will serve as the Sales Director of HeartCore Enterprises, Inc. and of our subsidiary, HeartCore Co., Ltd. Mr. Kuno’s agreement provides that he will be paid an annual salary of $109,000, and will be issued 13,092 shares of our common stock pursuant to an Award Agreement and the Company’s 2021 Equity Incentive Plan, which is described below. The shares of restricted stock vest in four tranches, with 25% of the awarded shares vesting at the end of each year of the term of the employment agreement, subject to earlier vesting or forfeiture as set forth below. Mr. Kuno’s agreement provides that he is eligible to be paid bonuses as may be determined by the Board of Directors of the Company. Mr. Kuno’s agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements”.

Provisions Applicable to All Executive Employment Agreements

Each of the Executive Employment Agreements as described above, has an initial term of 1 year, provided that the term of each agreement will automatically be extended for one or more additional terms of one year each unless either the Company or applicable executive provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current initial term or renewal term (as applicable). Each of the agreements provide that the applicable executive’s employment with the Company shall be “at will,” meaning that either applicable executive or the Company may terminate the applicable executive’s employment at any time and for any reason, subject to the other provisions of the agreement.

Each of the agreements may be terminated by the Company, either with or without “Cause”, or by the applicable executive, either with or without “Good Reason”.

14

For purposes of each agreement, “Cause” means:

●	a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

●	misconduct by the applicable executive to the material detriment of the Company;

●	the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

●	the applicable executive’s gross negligence in the performance of the applicable executive’s duties and responsibilities to the Company as described in this Agreement; or

●	the applicable executive’s material failure to perform the applicable executive’s duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from the applicable executive’s incapacity due to physical or mental illness or any such failure subsequent to the applicable executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and the applicable executive’s failure to cure such material failure within 10 days following receipt of such notice.

For purposes of each agreement, “Good Reason” means:

●	at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control;

●	a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

●	the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from the applicable executive’s principal executive office immediately prior to such relocation; or

●	a material breach by the Company of any of the terms and conditions of the agreement which the Company fails to correct within 10 days after the Company receives written notice from the applicable executive of such violation.

For purposes of each agreement a “Change of Control” of the Company will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

15

In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment with Cause, or if the applicable executive terminates their agreement without good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

●	the Company will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses;

●	any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited; and

●	all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

In the event that the Company terminates the term of the applicable agreement or the applicable executive’s employment without Cause, or if the applicable executive terminates their agreement with good reason, then, subject to any other agreements between the company with respect to other equity grants made to such executive:

●	the Company will pay to the applicable executive any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses;

●	the Company will pay to the applicable executive, in one lump sum, an amount equal to the base salary that would have been paid to the applicable executive for the remainder of the initial term of the applicable agreement (if the termination occurs during the initial term of the applicable agreement) or renewal term of the applicable agreement (if the termination occurs during a renewal term of the applicable agreement);

●	any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will, to the extent not already vested, be deemed automatically vested; and

●	all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

In the event of the applicable executive’s death or total disability during the term of the applicable agreement, the term of the applicable agreement and the applicable executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations hereunder to the applicable executive (or the applicable executive’s estate) shall be for unpaid base salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the applicable executive’s target bonus for such year and the portion of such year in which the applicable executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, and any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the termination date.

In the event that the term of the applicable agreement is not renewed by either party, any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with the Company will immediately be forfeited as of the expiration of the term of the applicable agreement without any further action of the parties.

16

If it is determined that any payment provided to the applicable executive under the applicable agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the applicable executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax.

During the term of the applicable agreement, the applicable executive is entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers, and is entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the applicable executive in connection with the performance of the applicable executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures.

Each of the agreements provides that, during the term of the applicable agreement, the applicable executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the applicable executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term of the applicable agreement. Any indemnification agreement entered into between the Company and the applicable executive shall continue in full force and effect in accordance with its terms following the termination of the applicable.

Each of the employment agreements contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable executive in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

Each of the agreements contains a non-compete provision which provides that, for the term of the applicable agreement and for a period of two years thereafter, the applicable executive shall not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by the which directly or indirectly competes with Company; nor (ii) solicit or accept, or induce any person or entity to reduce goods or services to Company, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with Company’s existing and prospective clients, accounts, suppliers and/or other persons or entities with whom the Company has had business relationships (or whom Company had specifically identified for a prospective business relationship). These restrictions extend to the geographic area in which Company actively conducted business immediately prior to termination of the applicable agreement.

Each of the agreements also contains a customary non-solicitation provision, in which the applicable executive agrees that, for the term of the applicable agreement and for a period of three years thereafter, the applicable executive will not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company, provided that this provision does not prohibit the applicable executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person or entity identified above, or from hiring, employing or engaging any such person or entity who responds to such general recruitment advertisement.

Due to the application of various states’ laws, there is no assurance that the non-compete provisions or the non-solicitation provisions as set forth in each of the agreements will be enforced. Each of the agreements contains a “blue pencil” provision that, in the event that a court determines that any of these restrictions are unenforceable, the parties to the agreement agreed that it is their desire that the court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated in the agreement and enforceable against the applicable executive.

17

Each of the agreements contains customary representations and warranties by the applicable executive, relating to the agreement, and any securities of the Company that may be issued to the executive, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state. Each of the agreements provide that all legal proceedings concerning the applicable agreement will be in the state and federal courts sitting in Santa Clara County, California, provided that each agreement also includes a provision relating to any disputes being settled by arbitration.

Award Agreements

As noted above, each of the executives for whom an employment agreement was executed was issued a number of shares of restricted stock pursuant to the Company’s 2021 Equity Incentive Plan. These awards were made on the same date as the execution of the applicable employment agreement, and were made pursuant to the form of restricted award agreement which is attached to the 2021 Equity Incentive Plan. As noted above, each of the award agreements provided that the shares will vest 25% a year, on each annual anniversary of the date of the employment agreement, subject to earlier vesting and forfeiture as described in the employment agreements (as described above).

As of February 9, 2022, each of the executives for whom an employment agreement was executed was issued a number of shares of restricted stock pursuant to the Company’s 2021 Equity Incentive Plan. These awards were made pursuant to the form of restricted award agreement which is attached to the 2021 Equity Incentive Plan. Each of the award agreements provide that the shares vest 25% a year, on each annual anniversary of the date of the employment agreement, subject to earlier vesting and forfeiture as described in the employment agreements (as described above). In other words, the grants vest with respect to 25% of the shares on each of February 9, 2023, February 9, 2024, February 9, 2025 and February 9, 2026.

Name	Number of Shares of Restricted Stock
Sumitaka Yamamoto	45,720
Qizhi Gao	6,481
Kimio Hosaka	11,455
Hidekazu Miyata	9,072
Keisuke Kuno	13,092

On February 24, 2022, and effective February 22, 2022, the Audit Committee and the Board of Directors approved the payment by the Company of a performance-linked executive bonus in the amount of 18,000,000 Japanese Yen (approximately $156,800), to Sumitaka Yamamoto, the Company’s Chairman of Board, Chief Executive Officer, President and majority stockholder, in consideration of Mr. Yamamoto’s prior performance for the benefit of the Company and its stockholders.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding options and stock awards held by the named executive officers as of December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Of Stock that Have Not Vested (#) (1)	Market Value Of Shares Or Units of Stock That Have Not Vested ($) (1)
Sumitaka Yamamoto	—	—	$—	—	—	$—
Keisuke Kuno	—	75,000	$2.50	12/25/2031	—	$—

18

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan, 401(k) plan or other retirement benefits.

Potential Payments Upon Termination or Change in Control

As described under “— Employment Agreements” above, each of the executives with whom the Company has entered into employment agreements are entitled severance if their employment is terminated by the Company without “Cause” or is terminated by the applicable executive with “Good Reason”, in each case as described above.

Director Compensation

Other than as set forth in the table and described more fully below, we did not pay any compensation or make any equity awards or non-equity awards to any of our non-employee directors during fiscal year 2021. Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who also serve as employees receive no additional compensation for their service as directors. During fiscal year 2021, Sumitaka Yamamoto and our Chief Executive Officer, Kimio Hosaka, our Chief Operating Officer were each a member of our board of directors, as well as an employee, and received no additional compensation for their services as a director. See the section titled “Executive Compensation” for more information about the compensation for these individuals for fiscal year 2021.

The following table presents the total compensation for each person who served as a non-employee director of the Company during fiscal year 2021.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Takeshi Omoto	12,804	-	12,804
Yoshitomo Yamano	10,993	-	10,993
Yuki Tan	10,993	-	10,993
Yuta Katai	16,490	-	16,490

Independent Director Agreements

Each of Messrs. Omoto, Yamano, Tan and Katai entered into the Company’s form of Independent Director Agreement dated as of February 9, 2022. Previously, Mr. Groenewald entered into the Company’s form of Independent Director Agreement.

19

The Independent Director Agreements provide that each non-employee director will be compensated as follows:

●	Each director will be paid the sum of $50,000 annually for director’s service as a director of the Company, to be paid $12,500 each calendar quarter, payable within five business days of the end of each calendar quarter, and with such amount for any partial calendar quarter being appropriately prorated.

●	Each director shall be paid $4,000 annually for service as a member of the Audit Committee and an additional sum of $3,000 annually for service as the Chairman of the Audit Committee, with each of these payments to be paid quarterly in equal portions, within five business days of the end of each calendar quarter, and with any amount for any partial calendar quarter being appropriately prorated.

During the term of the applicable independent director agreement, the Company will reimburse the applicable director for all reasonable out-of-pocket expenses incurred by the applicable director in attending any in-person meetings, provided that the applicable director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the applicable director in excess of $500) must be approved in advance by the Company.

Each of the agreements contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by the applicable director in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

Each of the agreement provide that, during the term (which continues as long as the applicable director is serving as a director of the Company), the applicable director is be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable director’s position with the Company in any capacity, in an amount not less than the highest amount available to any other director, and such coverage and protections, with respect to the various liabilities as to which the applicable director has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term. Any indemnification agreement entered into between the Company and the applicable director will continue in full force and effect in accordance with its terms following the termination of the applicable agreement.

Each of the agreements contains customary representations and warranties by the applicable director, relating to the agreement, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state. Each of the agreements provide that all legal proceedings concerning the applicable agreement will be in the state and federal courts sitting in Santa Clara County, California, provided that each agreement also includes a provision relating to any disputes being settled by arbitration.

2021 Equity Incentive Plan

Overview

The Board of Directors and stockholders of the Company approved the 2021 Equity Incentive Plan (the “2021 Plan”) on August 6, 2021. Under the 2021 Plan, 2,400,000 shares of common stock are authorized for issuance to employees, directors and independent contractors (except those performing services in connection with the offer or sale of the Company’s securities in a capital raising transaction, or promoting or maintaining a market for the Company’s securities) of the Company or its subsidiary. The 2021 Plan authorizes equity-based and cash-based incentives for participants.

On December 25, 2021, the Company awarded options to purchase 1,534,500 shares of common stock pursuant to the 2021 Plan at an exercise price of $2.50 per share to various officers, directors, employees and consultants of the Company. The options vest on each annual anniversary of the date of issuance, in an amount equal to 25% of the applicable shares of common stock, subject to the terms and conditions of the 2021 Plan and the option award agreements pursuant to which the options were awarded. There were 865,500 shares available for award as of March 31, 2022 under the 2021 Plan.

20

The purpose of 2021 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this 2021 Plan, in whole or in part. To the extent then required by applicable law or any applicable stock exchange or required under the Internal Revenue Code of 1986, as amended (the “Code”), to preserve the intended tax consequences of the 2021 Plan, or deemed necessary or advisable by the Board, the 2021 Plan and any amendment to the 2021 Plan shall be subject to stockholder approval. Unless earlier terminated by the Board, the 2021 Plan will terminate ten years from the date of adoption.

Authorized Shares

A total of 2,400,000 shares of the Company’s common stock are authorized for issuance pursuant to the 2021 Plan. Subject to adjustment as provided in the 2021 Plan, the maximum aggregate number of shares that may be issued under the 2021 Plan will be cumulatively increased on January 1, 2022 and on each subsequent January 1, by a number of shares equal to the smaller of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the Board.

Additionally, if any award issued pursuant to the 2021 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2021 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2021 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). Shares that have actually been issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future distribution under the 2021 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2021 Plan. To the extent an award under the 2021 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2021 Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in the 2021 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Code and regulations promulgated thereunder, any shares that become available for issuance under the 2021 Plan in accordance with the foregoing.

21

Plan Administration

The Board or one or more committees appointed by the Board will administer the 2021 Plan. In addition, if the Company determines it is desirable to qualify transactions under the 2021 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2021 Plan, the administrator has the power to administer the 2021 Plan and make all determinations deemed necessary or advisable for administering the 2021 Plan, including the power to determine the fair market value of the Company’s common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2021 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2021 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2021 Plan, including creating sub-plans and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

Eligibility

Awards under the 2021 Plan, other than incentive stock options, may be granted to employees (including officers) of the Company or a subsidiary, members of the Company’s Board, or consultants engaged to render bona fide services to the Company or a subsidiary. Incentive stock options may be granted only to employees of the Company or a subsidiary.

Stock Options

Stock options may be granted under the 2021 Plan. The exercise price of options granted under the 2021 Plan generally must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of the Company’s common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

22

Restricted Stock

Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2021 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

Restricted Stock Units

RSUs may be granted under the 2021 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the 2021 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of the Company’s common stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

Performance Units and Performance Shares

Performance units and performance shares may be granted under the 2021 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of the Company’s common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Non-Employee Directors

The 2021 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2021 Plan. The 2021 Plan includes a maximum limit of $750,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $1,500,000 in connection with his or her initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with accounting principles generally accepted in the United States). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

23

Non-transferability of Awards

Unless the administrator provides otherwise, the 2021 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2021 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2021 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2021 Plan.

Dissolution or Liquidation

In the event of the Company’s proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control

The 2021 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a “change in control” (as defined in the 2021 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of the Company’s subsidiary or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse and, for awards with performance-based vesting, unless specifically provided for in the award agreement, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

24

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The Board may require a participant to forfeit, return or reimburse the Company all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The administrator has the authority to amend, suspend or terminate the 2021 Plan provided such action does not impair the existing rights of any participant. The 2021 Plan automatically will terminate on August 6, 2031, unless it is terminated sooner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiary were or are a party, or in which we or our subsidiary were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Audit Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

From time to time, we engage in transactions with related parties. The following is a summary of the related party transactions during the fiscal years ended December 31, 2021 and 2020, and any proposed transactions, requiring disclosure pursuant to Item 404 of Regulation S-K. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

25

Related Party Transactions

As of December 31, 2021 and 2020, the Company has a due to related party balance of $1,110 and due from related party balance of $23,926, respectively, from Sumitaka Yamamoto, the CEO and major shareholder of the Company. The balance is unsecured, non-interest bearing and due on demand. During the years ended December 31, 2021 and 2020, the Company advanced $87,664 and $73,997, respectively, to this related party, and the related party paid expenses of $111,350 and $59,345, respectively, on behalf of the Company. As of December 31, 2020, Sumitaka Yamamoto held 467,622 shares issued with repurchase provision in relation to the stock options the Company granted in May 2016 that he repurchased on behalf of the Company. On November 3, 2021, the Company redeemed 484,056 shares that Sumitaka Yamamoto held on behalf of the Company for $1 and settled the share repurchase payable to him of $28.

As of December 31, 2021 and 2020, the Company has a loan receivable balance of $386,315 and $386,516, respectively, from Heartcore Technology Inc., a company controlled by the CEO of the Company. The loan was made to the related party to support its operation. The balance is unsecured, bears an annual interest of 1.475%, and requires repayments in installments starting from February 2022. During the years ended December 31, 2021 and 2020, the Company loaned $55,212 and $285,931, respectively, to this related party, and the related party paid expenses of $13,705 and $0, respectively, on behalf of the Company.

In June 2020, Suzuyo Shinwart Corporation became an over 10% shareholder of the Company. During the year ended December 31, 2020, the Company has revenue from this related party of $411,823 from software sales and incurred cost with this related party of $453,600 for software development services provided. As of December 31, 2020, the Company has deferred revenue with this related party of $49,967. In July 2021, Suzuyo Shinwart Corporation sold all its shares of the Company to the Company’s CEO and ceased to be the Company’s related party. During the period ended July 12, 2021, the Company has revenue from this related party of $157,791 from software sales and incurred cost with this related party of $332,669 for software development services provided.

In the first quarter of 2022, the Company purchased $32,240 in software licenses from its Japanese subsidiary, HeartCore , Inc.

The CEO has been repaying 529,000 Japanese yen ($4,070 equivalent) in loans every month since February 2022, with a total of 1,058,000 Japanese yen ($8,140 equivalent) repaid in the first quarter. The same amount continues to be repaid every month after April 2022.

Director Independence

The Company’s Board of Directors has affirmatively determined that five of its seven directors (Messrs. Groenewald, Yamano, Tan, Omoto, and Katai) are independent directors of the Company within the meaning of Nasdaq’s rules. We are a “controlled company” under Nasdaq rules and are not required to have a majority of independent directors on the Board. See “Proposal 1—Election of Directors—Corporate Governance—Controlled Company and Director Independence” for additional information.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement. We believe that our executive compensation program is consistent with our existing compensation policies and philosophies, which are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to HeartCore’s long-term success.

Decisions on the executive compensation program are made by the Board of Directors.  Decisions regarding executive compensation reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers.

Additional information about the compensation of our named executive officers is provided in the “Executive Compensation” section of this Proxy Statement, which includes compensation tables and narrative discussion. We ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of HeartCore Enterprises, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Summary section, compensation tables and narrative discussion, and other related disclosure.”

26

Vote Required

This is a non-binding advisory vote only. The affirmative vote of the majority of the shares present and entitled to vote at the Annual Meeting is required to approve Proposal 2. You may vote “for,” “against” or “abstain” from voting on Proposal 2. Abstentions will have the effect of a vote “against” Proposal 2. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote on Proposal 2. While this vote is advisory and not binding on us, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

PROPOSAL 3—ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

In addition to the advisory approval of our executive compensation program described in Proposal 2, we are also seeking a non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation every three years is appropriate for the Company and its stockholders at this time.

As an advisory vote, this proposal is non-binding and will not overrule any decision by the Board or require the Board to take any action. However, the Board values the opinions of our stockholders and will consider the outcome of the vote when making future decisions for the frequency in which stockholders may vote on executive compensation.

Vote Required

This is a non-binding advisory vote only. The frequency of the advisory vote (every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders. With respect to Proposal 3, you may vote every “one year,” “two years,” or “three years” or “abstain” from voting on Proposal 3. If you “abstain” from voting with respect to Proposal 3, your vote will have no effect on this proposal. Broker non-votes will have no effect on the vote for Proposal 3.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR EVERY THREE YEARS AS THE FREQUENCY FOR THE COMPANY’S EXECUTIVE COMPENSATION ADVISORY VOTE.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MaloneBailey, LLP (“MaloneBailey”) acted as our independent registered public accounting firm for the fiscal year ended December 31, 2021. The Audit Committee has appointed MaloneBailey to act in that capacity for the fiscal year ending December 31, 2022.

A representative of MaloneBailey is expected to be present virtually at the Annual Meeting.

27

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee believes that it is appropriate as a matter of policy to request that stockholders ratify the appointment of MaloneBailey as principal independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain MaloneBailey or will appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The following table shows the fees that were billed for the audit and other services provided by MaloneBailey for the fiscal years ended December 31, 2021 and 2020.

	Fiscal Year Ended December 31,
	2021	2020
Audit Fees (1)	$400,000	$350,000
Audit-Related Fees (2)	140,000	-
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total	$540,000	$350,000

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings. The above amounts include interim procedures and audit fees, as well as attendance at Board meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for tax planning services and tax advice. The board of directors must specifically approve all other tax services.

All Other Fees. Other services are services provided by the independent registered public accounting firm that do not fall within the established audit, audit-related, and tax services categories. The board of directors preapproves specified other services that do not fall within any of the specified prohibited categories of services.

Pre-Approval Policy

Since formation of our audit committee, all of the foregoing services were pre-approved by our audit committee. Our audit committee will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

REPORT OF THE AUDIT COMMITTEE

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

28

The Audit Committee submits the following report pursuant to the SEC rules:

●	The Audit Committee has reviewed and discussed with management and with MaloneBailey, the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2021 (the “2021 Financial Statements”).
●	MaloneBailey has advised the management of the Company and the Audit Committee that it has discussed with them all the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
●	The Audit Committee has received from MaloneBailey the written disclosures and the letter required by applicable requirements of the PCAOB regarding MaloneBailey’s communications with the Audit Committee concerning independence and has discussed MaloneBailey’s independence with them, and based on this evaluation and discussion, recommended that MaloneBailey be selected as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.
●	Based upon the aforementioned review, discussions and representations of MaloneBailey, the Audit Committee recommended to the Board of Directors that the 2021 Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Submitted by the Audit Committee of the Board of Directors:

Ferdinand Groenewald, Chair
Yoshitomo Yamano
Yuki Tan
Takeshi Omoto
Yuta Katai

Vote Required

The affirmative vote of the shares present and entitled to vote at the Annual Meeting is required to ratify the appointment of MaloneBailey as our independent registered public accounting firm. You may vote “for,” “against” or “abstain” from voting on Proposal 4. Abstentions will have the effect of a vote “against” Proposal 4. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote on Proposal 4.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF MALONEBAILEY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
●	each of our current named executive officers and directors that beneficially own shares of our common stock; and
●	all our executive officers and directors as a group.

All such information provided by the stockholders who are not executive officers or directors reflects their beneficial ownership as of the Record Date. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares. Unless otherwise noted below, the address for each beneficial owner listed on the table is c/o HeartCore Enterprises, Inc., 1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan.

29

Name and Address of Beneficial Owner	Number and Nature of Shares Beneficially Owned	Percentage of Outstanding Common Stock (1)
Directors and Executive Officers:
Sumitaka Yamamoto	10,984,539	57.82%
Keisuke Kuno	53,338	*
Kimio Hosaka	89,669	*
Ferdinand Groenewald	—	—
Yoshitomo Yamano	—	—
Yuki Tan	—	—
Takeshi Omoto	—	—
Yuta Katai	—	—
All executive officers and directors as a group (10 persons) (2)	11,217,326	59.04%

Other 5% Stockholders:
Daishin Yasui	2,325,425	12.24%

*	less than 1%.

(1)	The percentages in the table have been calculated based on 18,999,276 shares of our common stock outstanding on the Record Date. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of the Record Date. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)	Includes shares beneficially held by the directors and named executive officers listed above, as well as (i) 69,780 shares beneficially owned by Hidekazu Miyata, our Chief Technical Officer, and (ii) 20,000 shares beneficially owned by Qizhi Gao, our Chief Financial Officer.

OTHER MATTERS

Management does not know of any other business that may be considered at the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment. Stockholders are urged to vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card.

The Company will bear the costs of its solicitation of proxies. In addition to the use of the mail, proxies may be solicited by electronic mail, personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

30

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements filed as part of the Annual Report (the “2021 Form 10-K”), accompanies this Proxy Statement. We will provide stockholders with additional copies of the 2021 Form 10-K, without charge, upon written request to HeartCore Enterprises, Inc., Attention: Corporate Secretary, 1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan. The 2021 Form 10-K and the exhibits thereto also are available, free of charge, from the SEC’s website (http://www.sec.gov.).

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be householding our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be householding communications to your address, householding will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Transhare Corporation, Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater FL 33764.

To delist yourself from householding in the future you may write us at HeartCore Enterprises, Inc., Attention: Corporate Secretary, 1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan, or call +81-3-6409-6966. Upon written or oral request directed to the Company at the address or phone number listed above, we will deliver promptly a separate copy of the proxy materials.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted for inclusion in the proxy statement and form of proxy for the 2023 Annual Meeting of Stockholders must be received at the corporate offices of the Company, addressed to the attention of Corporate Secretary, HeartCore Enterprises, Inc., 1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan, no later than March 17, 2023. The proposals must comply with the rules of the SEC relating to stockholder proposals.

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the Company’s Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, or if no annual meeting was held in the preceding year, notice by a stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which the public announcement of the date of such meeting is first made by the Company. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. A copy of the full text of these bylaw provisions may be obtained by writing to our Secretary at the address indicated above.

By Order of the Board of Directors,

/s/ Sumitaka Yamamoto
Chairman of the Board, Chief Executive Officer and President

July 20, 2022

31

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/15/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HTCR2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/15/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Sumitaka Yamamoto	☐	☐	☐
1b. Kimio Hosaka	☐	☐	☐
1c. Ferdinand Groenewald	☐	☐	☐
1d. Yoshitomo Yamano	☐	☐	☐
1e. Yuki Tan	☐	☐	☐
1f. Takeshi Omoto	☐	☐	☐
1g. Yuta Katai	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Non-binding advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
3. Non-binding advisory vote on the frequency of executive compensation advisory votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Ratification of the appointment of MaloneBailey, LLP as independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000576080_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com

HEARTCORE ENTERPRISES, INC.
Annual Meeting of Shareholders
August 16, 2022 8:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Sumitaka Yamamoto and Qizhi Gao, and each of them, each with full power of substitution, as proxies, to vote all stock in HeartCore Enterprises, Inc. which the shareholder(s) would be entitled to vote on all matters which may properly come before the 2022 Annual Meeting of Shareholders and any adjournments or postponements thereof. If this proxy is properly executed, the proxies shall vote subject to the directions indicated on the reverse side of this form, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000576080_2 R1.0.0.24

Continued and to be signed on reverse side